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                                                                 EXHIBIT (23)(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CMS Energy Corporation of our report dated
February 11, 2005 relating to the financial statements of Jorf Lasfar Energy Company S.C.A., which appears in CMS Energy's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Price Waterhouse
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Price Waterhouse

Casablanca, Morocco
June 3, 2005